____________________________________________Registration No.


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                 FORM S-8 REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933

                     MILLENNIUM CHEMICALS INC.
      (Exact name of registrant as specified in its charter)

          Delaware                               22-3436215
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)

 230 Half Mile Road   Red Bank, New Jersey           07701
(Address of Principal Executive Offices)          (Zip Code)

                    MILLENNIUM CHEMICALS INC.
                  SALARY AND BONUS DEFERRAL PLAN
                     (Full title of the plan)

                     GEORGE H. HEMPSTEAD, III
           Senior Vice President-Law and Administration
                    Millennium Chemicals Inc.
         230 Half Mile Road  Red Bank, New Jersey  07701
             (Name and address of agent for service)
                          (732) 603-6600
  (Telephone number, including area code, of agent for service)


                  CALCULATION OF REGISTRATION FEE
Title of                     Proposed Maxi-  Proposed Maxi-
Securities                   mum Offering    mum Aggregate   Amount of
to be          Amount to be  Price Per       Offering Price  Registration
Registered     Registered    Share (2)                       Fee



Common Stock,
par value $.01  484,393      $33.031         $16,000,000     $4,848.48
per share (1)
_______________________________________________________________________

(1) In Addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Determined in accordance with Rule 457(c) based on the average of the high and low sales prices on the New York Stock
Exchange on
May 18, 1998.
                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     The following documents and portions of documents filed by Registrant or by the Plan pursuant to the Securities Act of 1933
(the "Act") and the Securities Exchange Act of 1934 (the
"Exchange Act") are incorporated herein by reference:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) Description of the Common Stock at page 78 of Registrant's Information Statement, dated August 23, 1996 attached as Annex A to Registrant's Registration Statement on
Form 10, effective August 23, 1996.

     (c) All documents filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Registrant since December 31, 1997 and by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold, also shall be deemed to be a part hereof from the date of filing of such documents.


Item 6.  Indemnification of Directors and Officers.

     In accordance with Section 145 of the Delaware General Corporation Law ("DGCL"), which provides for the indemnification of directors, officers and employees under certain circumstances,
Article XIV ("Article XIV") of the Registrant's By-Laws grants the Registrant's directors, officers and employees a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (i) by reason of the fact that they are or were directors, officers or employees of Registrant or (ii) by reason of the fact, while they are or were directors, officers or employees of Registrant, they are or were serving at the request of Registrant as directors, officers, members, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust or enterprise. Article XIV of the By-Laws further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to Registrant by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Article XIV. Registrant may not indemnify or make advance payments to any person in connection with proceedings initiated against Registrant by such person without the authorization of the Registrant's Board of Directors, except with respect to counterclaims, cross-claims, third-party claims or as otherwise ordered by a court of competent jurisdiction.

     In addition, Article XIV provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Article XIV allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of the corporation and to inure to the benefit of the indemnitee's heirs, executors and administrators.

     Article XIV further provides that the right to indemnification is not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, the Certificate of Incorporation or By-Laws, any agreement or vote of stockholders or disinterested directors or otherwise, and allows Registrant to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Registrant's By-Laws authorize Registrant to purchase insurance for directors, officers and employees of Registrant, and persons who serve at the request of Registrant as directors, officers, members, employees, fiduciaries or agents of other enterprises against any expense, liability or loss incurred in such capacity, whether or not Registrant would have the power to indemnify such persons against such expense or liability under the By-Laws. Registrant intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse Registrant for potential costs of its corporate indemnification of directors and officers.


Item 8.   Exhibits.

 4.1      Form of Amended and Restated Certificate of
          Incorporation of Registrant incorporated by reference to Exhibit 3.1 of Registrant's Form
          10 (file no. 1-12091) as filed August 23,
          1996 (the "Form 10").

4.2 Amended and Restated By-Laws of Registrant incorporated by reference to Exhibit 3.2 to the Form 10.

4.3 Specimen form of certificate representing Common Stock of Registrant incorporated by reference to Exhibit 4.1 to the Form 10.

4.4(a)    Millennium Chemicals Inc. Salary And Bonus
          Deferral Plan incorporated by reference to
          Exhibit 10.30 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K")

4.4(b) Amendment Number One to Millennium Chemicals Inc. Salary and Bonus Deferral Plan incorporated by reference to Exhibit 10.30(b) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Form 10-K").

4.5(a)    Millennium Chemicals Inc. Annual Performance Incentive
          Plan incorporated by reference to Exhibit 10.23 to the Form 10.

4.5(b)    Amendment Number One to the Millennium Chemicals Inc.
          Annual Performance Incentive Plan incorporated by reference to Exhibit 10.23(b) to the 1996 Form 10-K.

4.5(c)    Amendment Number Two to the Millennium Chemicals Inc.
          Annual Performance Incentive Plan incorporated by reference to Exhibit 10.23(c) to the 1997 Form 10-K.

4.6(a) Millennium Chemicals Inc. 1996 Long-Term Incentive Plan incorporated by reference to Exhibit 10.24 to the Form
          10.

4.6(b)    Termination Amendment to the Millennium Chemicals Inc.
          1996 Long-Term Incentive Plan incorporated by reference to Exhibit 10.24(b) to the 1997 Form 10-K.

4.6(c)    Amendment to the Millennium Chemicals Inc. 1996 Long
          Term Incentive Plan incorporated by reference to
          Exhibit 10.24(c) to the 1997 Form 10-K.

4.7(a)    Millennium Chemicals Inc. Executive Long-Term Incentive
          Plan.

4.7(b)    Termination Amendment to the Millennium Chemicals Inc.
          Executive Long-Term Incentive Plan.

4.7(c)    Amendment to the Millennium Chemicals Inc. Executive
          Long-Term Incentive Plan.

5.1       Opinion of counsel as to legality of
          securities being registered (not original issue).

23.1 Consent of Price Waterhouse LLP, independent accountants, Morristown, New Jersey.

23.2      Consent of Ernst & Young LLP, independent auditors,
               Hackensack, New Jersey

23.3      Consent of Coopers & Lybrand L.L.P., Houston, Texas and
          Price Waterhouse LLP, Morristown, New Jersey, independent accountants.

24.1      Power of Attorney.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement: (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of
1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Red Bank, New Jersey, May 20, 1998.


                                        MILLENNIUM CHEMICALS INC.
                                        (Registrant)



                                     By:    /s/ George H. Hempstead
                                            George H.Hempstead, III
                                            Senior Vice President-
                                            Law and Administration

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                   Date



            *                  Chairman of the           May 20, 1998
William M. Landuyt             Board and Chief
                               Executive Officer
                               (Principal Executive
                               Officer)


            *                  Director, President       May 20, 1998
Robert E. Lee                  and Chief Operating
                               Officer


            *                   Director, Senior Vice    May  20, 1998
John E. Lushefski              President and Chief
                               Financial Officer
                               (Principal Financial
                               Officer)


            *                   Director                 May  20, 1998
Lord Baker



            *                   Director                 May  20, 1998
Worley H. Clark, Jr.



            *                   Director                 May  20, 1998

Martin D. Ginsburg



            *                   Director                 May  20, 1998
Lord Glenarthur





            *                   Director                 May  20, 1998
David J.P. Meachin



            *                       Director             May  20, 1998
Martin G. Taylor



            *                   Corporate Controller     May  20, 1998
Marie S. Dreher                (Principal Accounting
                               Officer)




* By /s/ George H. Hempstead                             May  20, 1998
    George H. Hempstead, III
      Attorney-in-fact



     Pursuant to the requirements of the Securities Act of 1933, the Committee appointed by the Board of Directors of the Registrant that is responsible for administering the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Red Bank, and State of New Jersey on May 20, 1998.

                                   MILLENNIUM CHEMICALS INC.
                                   SALARY AND BONUS DEFERRAL PLAN


                               By: /s/ George H. Hempstead
                                   Name:   George H. Hempstead, III
                                        Title:  Committee Member

                        EXHIBIT INDEX
Exhibit
  No.

4.1 Form of Amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 3.1 of Registrant's Form 10 as filed August
          23, 1996.

4.2 Amended and Restated By-Laws of Registrant incorporated by reference to Exhibit 3.2 to Registrant's Form 10 as filed August 23, 1996.

4.3       Specimen form of certificate representing Common
          Stock of Registrant incorporated by reference to
          Exhibit 4.1 to Registrant's Form 10 as filed
          August 23, 1996.

4.4(a)    Millennium Chemicals Inc. Salary And
          Bonus Deferral Plan incorporated by
          reference to Exhibit 10.30 to
          Registrant's Annual Report on Form 10-K
          for the year ended December 31, 1996
          (the "1996 Form 10-K")

4.4(b)    Amendment Number One to Millennium Chemicals Inc.
          Salary and Bonus Deferral Plan incorporated by reference to Exhibit 10.30(b) to Registrant's
          Annual Report on Form 10-K for the year ended
          December 31, 1997 (the "1997 Form 10-K").

4.5(a)    Millennium Chemicals Inc. Annual Performance
          Incentive Plan incorporated by reference to
          Exhibit 10.23 to the Form 10.

4.5(b)    Amendment Number One to the Millennium Chemicals
          Inc. Annual Performance Incentive Plan
          incorporated by reference to Exhibit 10.23(b) to the 1996 Form 10-K.

4.5(c)    Amendment Number Two to the Millennium Chemicals
          Inc. Annual Performance Incentive Plan
          incorporated by reference to Exhibit 10.23(c) to the 1997 Form 10-K.

4.6(a)    Millennium Chemicals Inc. 1996 Long-Term Incentive
          Plan incorporated by reference to Exhibit 10.24 to the Form 10.

4.6(b)    Termination Amendment to the Millennium Chemicals
          Inc. 1996 Long-Term Incentive Plan incorporated by reference to Exhibit 10.24(b) to the 1997 Form 10-K.

4.6(c)    Amendment to the Millennium Chemicals Inc. 1996
          Long Term Incentive Plan incorporated by reference to Exhibit 10.24(c) to the 1997 Form 10-K.

4.7(a)    Millennium Chemicals Inc. Executive Long-Term
          Incentive Plan.

4.7(b)    Termination Amendment to the Millennium Chemicals
          Inc. Executive Long-Term Incentive Plan.

4.7(c)    Amendment to the Millennium Chemicals Inc.
          Executive Long-Term Incentive Plan.

5.1       Opinion of counsel as to legality of
          securities being registered (not
          original issue).

23.1      Consent of Price Waterhouse LLP,
          independent accountants, Morristown, New
          Jersey.

23.2 Consent of Ernst & Young LLP, independent auditors, Hackensack, New Jersey

23.3      Consent of Coopers & Lybrand L.L.P. , Houston,
          Texas and Price Waterhouse LLP, Morristown, New
          Jersey, independent accountants.

24.1      Power of Attorney.